                                  Exhibit 23.1

                    Consent of Independent Public Accountants

     [Letterhead of Kost Forer & Gabbay, a Member of Ernst and Young Global]


We consent to the reference of our firm under the caption "Experts" and to the use of our reports dated March 24, 2003, in the Registration Statement and (Amendment No. 3 to the Form SB-2) and related Prospectus of InkSure Technologies Inc. for the registration of 8,355,294 shares of its Common Stock.



                                              /s/ Kost Forer & Gabbay
                                              Kost Forer & Gabbay,
                                              a Member of Ernst and Young Global


Tel-Aviv, Israel
August 7, 2003